Exhibit 99.1

Lumentum Announces Leadership Transition

Michael Hurlston Appointed President and CEO

Alan Lowe to Retire as President and CEO

Provides Preliminary Fiscal Second Quarter 2025 Results

SAN JOSE, Calif. – February 3, 2025—Lumentum Holdings Inc. (“Lumentum” or the “Company”), a market-leading designer and manufacturer of innovative optical and photonic products for cloud/AI, networking, and industrial applications, today announced that Michael Hurlston has been appointed President and Chief Executive Officer and as a Director of the Company, effective February 7. Hurlston succeeds Alan Lowe, who has served as the Company’s President and CEO since 2015. Lowe will continue to serve on Lumentum’s Board of Directors and as an advisor to the Company.

Hurlston is a proven technology executive with over 30 years of senior leadership experience within the industry. He joins Lumentum from Synaptics, Inc., a worldwide pioneer and leader in human interface hardware and software, where he has served as President and CEO and a member of its board of directors since joining the company in 2019. Prior to Synaptics, Hurlston served as CEO and a member of the board of Finisar Corporation, which was a leading optical communications company. He also served as Executive Vice President, Worldwide Sales and in a variety of management roles at Broadcom Limited during his 17 years with Broadcom and its predecessor corporation.

“We are delighted to welcome Michael as Lumentum’s CEO as we exit a strong first half of our fiscal year,” said Penny Herscher, Chair of Lumentum’s Board of Directors. “We are confident he will help us continue and grow our current strong momentum in our cloud/AI data center strategy and build upon our success in the networking and industrial markets – contributing to an accelerated multiyear growth trajectory. Michael’s global experience, with his combined background in semiconductors and the optical communications industry, and his proven ability to lead through sustained periods of profitable growth, makes him uniquely qualified to lead our company in this specialized segment of the industry, and will enable Lumentum to capitalize on the rapidly evolving global photonics opportunity.”

Herscher continued, “On behalf of the Board, I’d like to thank Alan for his unwavering commitment and visionary leadership for the last decade. He has driven strong execution against our long-term growth strategy and positioned us well within the cloud and AI photonics market. We are pleased that he will continue to serve Lumentum as a Director to effect a smooth transition, and look forward to continuing to benefit from his expertise and insights.”

Lowe said, “Leading the talented Lumentum team for the past 18 years – first at our predecessor company and then over the last decade as a standalone public company – has been both a privilege and a joy. In that time, our business has undergone tremendous transformation and growth in both existing and new markets. We have intensely focused on serving our customers, invested in market-leading innovation, and entered new markets, and are now on a clear growth trajectory. We have much to be proud of, but as importantly, much to be excited about as we look ahead. I look forward to passing the baton to and supporting Michael in his transition to our new CEO.”

Hurlston said, “I’m honored to join Lumentum at this meaningful time in its evolution. The Company’s highly differentiated portfolio of foundational photonic technologies and strategically-located manufacturing capabilities coupled with positive demand trends point to the significant opportunities ahead. I’m eager to get to know and work closely with the leadership team to deliver increasing value for shareholders, customers and partners as we continue to enable high-speed, data-intensive connectivity within AI data centers and across global communications networks while driving innovation in the manufacturing and industrial landscape.”

Preliminary Fiscal Second Quarter 2025 Results

Lumentum today provided preliminary results for the fiscal second quarter 2025. The Company expects net revenue to be approximately $402 million and non-GAAP diluted earnings per share to be in the range of $0.40 to $0.42. These preliminary results are at the high end of, or above, the Company’s prior financial guidance of net revenue in the range of $380 million to $400 million and non-GAAP diluted earnings per share in the range of $0.30 to $0.40.

As previously announced, the Company will report its financial results and will host its earnings call for the fiscal second quarter 2025 after the market closes on February 6, 2025.

The conference call will be held at 2:00 p.m. PT / 5:00 p.m. ET. A live webcast of the call will be available in the Investors section of the Lumentum website at http://investor.lumentum.com.

These preliminary unaudited financial results are based on preliminary unaudited information and management’s estimates, and are inherently uncertain and subject to revision in connection with the Company’s financial closing procedures and finalization of the Company’s financial statements for its fiscal second quarter 2025. Actual results for the fiscal second quarter 2025 may differ materially from these preliminary unaudited financial results.

About Michael Hurlston

Michael Hurlston is a proven technology industry executive. He has served as President and Chief Executive Officer and a member of the Board of Directors of Synaptics Inc. since August 2019. From January 2018 to August 2019, Hurlston served as the Chief Executive Officer and a member of the Board of Directors of Finisar Corporation, where he oversaw the company’s agreement to be acquired by II-VI. Before joining Finisar, from November 2001 through October 2017, he served in a variety of senior leadership positions at Broadcom Limited and its predecessor corporation across the sales, marketing and general management functions, including serving as its Senior Vice President and General Manager of the Mobile Connectivity Products/Wireless Communications and Connectivity Division. Prior to joining Broadcom, Hurlston held senior marketing and engineering positions at Oren Semiconductor, Inc., Avasem, Integrated Circuit Systems, Micro Power Systems, Exar and IC Works from 1991 to 2001.

Hurlston has served as a member of the Board of Directors and the Audit Committee of Flextronics International, Ltd. since September 2020. From August 2016 to August 2021, Hurlston was a member of the Board of Directors and the Compensation, Audit and Nominating and Governance Committees of Ubiquiti Networks, Inc. He sits on the Board of Executive Trustees of the UC Davis Foundation, the Dean’s Executive Committee for the College of Engineering and the Dean’s Advisory Counsel for the Graduate School of Management at the University of California, Davis. Hurlston holds Bachelor of Science and Master of Science degrees in Electrical Engineering and a Master of Business Administration from the University of California, Davis.

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading designer and manufacturer of innovative optical and photonic products enabling cloud, optical networking, and laser applications worldwide. Lumentum optical components and subsystems are part of virtually every type of data center, telecom, and enterprise network. Lumentum lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in San Jose, California with R&D, manufacturing, and sales offices worldwide. For more information, visit www.lumentum.com and follow Lumentum on LinkedIn, Twitter, Facebook, Instagram, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements regarding our belief and expectations with respect to our markets, including the cloud end market and the broader networking market, customers and industry, our strategy and growth trajectory, our market opportunity, and our preliminary financial results for the second quarter of fiscal 2025. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ from those contemplated are: (a) uncertainty and volatility in the global markets, including uncertainty and volatility in the macroeconomic environment, volatility and uncertainty in banking and financial services sectors, inflationary pressures, changes in the political or economic environment, such as geopolitical conflicts, war, trade and export restrictions and the imposition of tariffs or other duties, and the effect of such market disruptions on demand for our products, technology spending by our customers and our ability to obtain components for our products; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin ranges across our portfolio; (c) decline of average selling prices across our businesses or increase in costs, either of which will also decrease our margins; (d) effects of seasonality; (e) the ability of our suppliers and contract manufacturers to meet production, quality, and delivery requirements for our forecasted demand; (f) changes in customer demand, including due to changes in inventory practices and end-customer demand; (g) our ability to attract and retain new customers, particularly in the cloud photonics and imaging and sensing markets; (h) the risk that our markets will not grow or develop as expected or that our strategies and ability to compete in those markets are not successful, (i) the risk that Lumentum’s financing or operating strategies will not be successful; and (j) failure to successfully integrate Cloud Light into our business or that we will not achieve the expected benefits. For more information on these and other risks, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2024 filed with the Securities and Exchange Commission (the “SEC) and the Company’s other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof and the Company assumes no obligation to update such statements, except as required by applicable law.

Non-GAAP Information

To supplement Lumentum’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Lumentum provides certain non-GAAP financial measures, including non-GAAP diluted earnings per share. Non-GAAP diluted earnings per share as estimated above excludes estimates for s exclude (i) stock-based compensation, (ii) acquisition related costs, (iii) amortization of acquired intangibles, (iv) amortization of acquired inventory fair value, (v) restructuring and related charges, (vi) foreign exchange (gains) losses, net, (vii) non-cash interest expense on convertible notes, (viii) intangible assets write-off, (ix) integration related costs, (x) non-GAAP income tax reconciling adjustments, and (xi) other charges or income related to non-recurring activities.

Lumentum believes this non-GAAP financial information provides additional insight into the Company’s on-going business operations and results, and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. In addition, the Company believes that providing certain of these measures allows investors to better understand the Company’s operating performance and importantly, to evaluate the methodology and information used by management to monitor, manage, evaluate and measure the Company’s business and results of operations. However, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in this press release should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Further, these non-GAAP financial measures may not be comparable to similarly titled measurements reported by other companies. Lumentum has provided non-GAAP diluted earnings per share in this release in order to enable investors to compare estimated actual performance with Lumentum’s guidance for its fiscal second quarter 2025.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that are not determinable until the completion of our quarter-end closing processes. The Company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal first quarter 2025 non-GAAP results that are included on the company’s investor relations website.

Category: Financial

Investors: Kathy Ta, 408-750-3853; investor.relations@lumentum.com

Media: Noël Bilodeau, 408-439-2140; noel.bilodeau@lumentum.com